EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Coyle and Angela W. Kelley, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S‑3, and any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) thereto, registering the offer and sale of an unspecified number of Debt Securities, Subordinated Notes, Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units of Heartland Financial USA, Inc., and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, this Power of Attorney has been signed below as of this 22nd day of July, 2019 by the following persons:

Signature	Title

/s/ Bruce K. Lee	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
Bruce K. Lee

/s/ Lynn B. Fuller	Executive Operating Chairman and Director (principal executive officer)
Lynn B. Fuller

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

/s/ Mark C. Falb	Director
Mark C. Falb

/s/ Thomas L. Flynn	Director
Thomas L. Flynn

/s/ Jennifer K. Hopkins	Director
Jennifer K. Hopkins

/s/ R. Michael McCoy	Director
R. Michael McCoy

/s/ Susan G. Murphy	Director
Susan G. Murphy

Director
Kurt M. Saylor

/s/ John K. Schmidt	Director
John K. Schmidt

/s/ Martin J. Schmitz	Director
Martin J. Schmitz

/s/ Duane E. White	Director
Duane E. White